Exhibit 99.1

WESTERN DIGITAL ANNOUNCES CLOSING OF DEBT OFFERING

SAN JOSE, Calif. – December 10, 2021 — Western Digital Corporation (NASDAQ: WDC) (“Western Digital” or the “Company”) today announced the closing of its underwritten public offering of (i) $500,000,000 aggregate principal amount of 2.850% senior unsecured notes due 2029 and (ii) $500,000,000 aggregate principal amount of 3.100% senior unsecured notes due 2032. The net proceeds of the offering were approximately $988 million, after deducting underwriting discounts and commissions and other estimated offering expenses. Western Digital intends to use the net proceeds of the offering, together with available cash on hand, to refinance existing indebtedness and to pay fees and expenses in connection with the offering.

On December 3, 2021, the Company received an investment grade corporate rating from Fitch. This marks the Company’s second investment grade corporate rating.

“We are pleased to have achieved this milestone of receiving the second investment grade corporate rating and closing of the unsecured notes”, said Bob Eulau, Western Digital’s CFO. “Our strong cash flow generation, and our commitment to paying down debt have enabled Western Digital to delever our balance sheet. As we approach our targeted debt levels, we look forward to re-evaluating our capital return and capital allocation priorities.”

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes or any other security and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale would be unlawful. The notes were issued pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), and a prospectus supplement and accompanying prospectus filed with the SEC as part of the shelf registration statement.

About Western Digital

Western Digital creates environments for data to thrive. As a leader in data infrastructure, the Company is driving the innovation needed to help customers capture, preserve, access and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Our data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk®, and WD® brands.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the offering and the Company’s financial performance and capital allocation priorities. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our substantial level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the Company’s filings with the SEC, including the Company’s Form 10-Q filed with the SEC on November 4, 2021, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

Contacts:

Investor Relations Contact:

Western Digital Corp.

T. Peter Andrew

+1-949-672-9655

peter.andrew@wdc.com

investor@wdc.com

Media Contact:

Western Digital Corp

Lisa Neitzel

+1-408-717-7607

lisa.neitzel@wdc.com